EXHIBIT 23B


                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 1996, which appears on page II-8 of Mobile America Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report dated March 21, 1996 on the Financial Statement Schedules, which appears on page II-8 of such Annual report on Form 10-K.



   Cherry, Bekaert & Holland, L.L.P.

   Certified Public Accountants
   Orlando, Florida


   August 16, 1996